UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23, 2024

CACTUS ACQUISITION CORP. 1 LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4B Cedar Brook Drive
Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

(609) 495-2222

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CCTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CCTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Sponsor Alliance

On February 9, 2024, Cactus Acquisition Corp. 1 Limited (the “Company”) entered into a sponsor securities purchase agreement (the “Purchase Agreement”) with the Company’s sponsor, Cactus Healthcare Management, L.P. (the “Sponsor”) and EVGI Limited (the “Purchaser”), pursuant to which, on February 23, 2024, the Sponsor transferred to the Purchaser (a) an aggregate of 2,530,000 founders’ shares (“Founders’ Shares”), consisting of 2,529,999 Class A ordinary shares, par value $0.0001 of the Company (“Class A ordinary shares”) and one Class B ordinary share, par value $0.0001, of the Company (“Class B ordinary share”), and (b) 3,893,334 private placement warrants (“Private Warrants”) that had been purchased by the Sponsor concurrently with the Company’s initial public offering in November 2021 (the “IPO”) (collectively, the “Transferred Securities”). The Transferred Securities collectively constituted 80% of the securities of the Company owned by the Sponsor prior to the transaction. The Sponsor has retained 632,501 Founders’ Shares and 973,333 Private Warrants. The transfer of Founders’ Shares and Private Warrants to the Purchaser pursuant to the Purchase Agreement is referred to as the “Transfer.” The Transfer, all agreements executed in connection with the Transfer (including the transactions contemplated therein) and the Management Change (as defined below) are referred to as the “Sponsor Alliance.”

In connection with the Sponsor Alliance, the Company, the Sponsor and the Purchaser entered into a joinder agreement (the “Registration Rights Joinder Agreement”) to the registration rights agreement, dated November 2, 2021, by and among the Company, the Sponsor and any other holders of the Company’s securities who become party thereto from time to time (the “Registration Rights Agreement”) whereby (i) the Sponsor assigned its rights under the Registration Rights Agreement with respect to the Transferred Securities to the Purchaser, and (ii) the Purchaser became party to the Registration Rights Agreement. Also in connection with the Transfer, the Company waived the transfer restrictions applicable to the Transferred Securities under the letter agreement, dated October 28, 2021 (the “Letter Agreement”), by and among the Company, the Sponsor and the original officers and directors of the Company, in order to allow for the Transfer by the Sponsor to the Purchaser of the Founders’ Shares and Private Warrants (the “Letter Agreement Waiver”). In addition, in connection with the closing of the Transfer, the Company obtained a waiver from the representatives of the underwriters of the Company’s IPO, with respect to the underwriters’ respective entitlement to the payment of any deferred underwriting commissions under the terms of the Underwriting Agreement, dated October 28, 2021, by and between the Company and the underwriters of the IPO (the “Deferred Underwriting Fee Waiver”).

As part of the closing of the Sponsor Alliance on February 23, 2024, the Company introduced a change in management (the “Management Change”) and the board of directors of the Company (“Board”) as follows: (i) Ofer Gonen resigned as Chief Executive Officer, effective upon the closing; (ii) Stephen T. Wills tendered his resignation as Chief Financial Officer, effective upon the closing; and (iii) Nachum (Homi) Shamir, Chairman of the Board, and Dr. Hadar Ron, a director, resigned as members of the Board, effective upon the closing. Also effective as of the closing on February 23, 2024, Emmanuel Meyer, Joep Thomassen and Huiyan Geng (collectively, the “New Directors”) were appointed to the Board by the Purchaser, as the holder of the sole outstanding Class B ordinary share. In addition, each of Dr. David Sidransky, Dr. David J. Shulkin and Mr. Gonen has tendered his resignation as a director, to be effective upon the expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14f-1 thereunder. They are expected to be replaced on the Board at that time by designees of the Purchaser.

On February 23, 2024, the parties completed the closing of the Sponsor Alliance after all closing conditions were met, including but not limited to: (i) the surrender by the Sponsor to the Company for cancelation of the promissory notes issued by the Company to the Sponsor, consisting of promissory notes (x) dated March 16, 2022, in a principal amount of $450,000, (y) dated November 8, 2023, in a principal amount of $120,000, and (z) dated January 30, 2023, in a principal amount of $330,000, as evidenced by a note termination agreement, dated February 15, 2024, by and between the Company and the Sponsor (the “Note Termination Agreement”); (ii) the Company’s having obtained the Deferred Underwriting Fee Waiver; and (iii) the termination of the Administrative Support Services Agreement, dated as of May 21, 2021, by and between the Company and the Sponsor (the “Administrative Services Agreement Termination”).

The foregoing descriptions of the Purchase Agreement, the Registration Rights Joinder Agreement, the Letter Agreement Waiver, the Deferred Underwriting Fee Waiver, the Note Termination Agreement and the Administrative Services Agreement Termination do not purport to be complete, and are qualified in their entirety by reference to the full text of the applicable documents, which are incorporated by reference herein and filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

On February 23, 2024, effective immediately upon the closing of the Transfer, the following officers submitted the resignation of their respective offices: Ofer Gonen as Chief Executive Officer, and Stephen T. Wills as Chief Financial Officer.

Also on February 23, 2024, each of Nachum (Homi) Shamir, Chairman of the Board, and Dr. Hadar Ron, a director, resigned as members of the Board, effective upon the closing of the Transfer. Each such resigning Board member informed the Company that he or she was resigning from his or her role to pursue other opportunities. There were no disagreements between the Company and any such resigning director on any matter related to the Company’s operations, policies or practices.

Appointment of New Directors

On February 20, 2024, effective immediately upon the closing of the Transfer, each of the New Directors was appointed to the Board by the Purchaser, as the holder of the sole outstanding Class B ordinary share. The New Directors are expected to serve on the following committees of the Board:

Emmanuel Meyer: audit committee and compensation committee

Huiyan Geng: audit committee

Joep Thomassen: compensation committee

As with all current directors of the Company, the New Directors, as well, will not be party to or participate in any material compensatory plan, contract or arrangement (whether or not written) of the Company. Furthermore, none of the New Directors has had a direct or indirect material interest in any transaction with the Company since the beginning of 2023, or in any currently proposed transaction, that is required to be disclosed under Item 404(a) of Regulation S-K of the U.S Securities and Exchange Commission.

Biographical information concerning the New Directors is provided below:

Emmanuel Meyer has over 20 years of experience in infrastructure investment and project management. He is currently Managing Director of PowerTree, an independent power producer in the renewable energy industry. He assisted VivoPower Plc, Magnetar Solar and Conergy AG in M&A transactions and debt capital solutions, with a focus on energy and infrastructure investments in Latin America, Europe and the Middle East. He has also overseen the build-up of the American-backed renewable energy development company. Dr. Meyer earned an MSc in Finance from Bocconi University, Milan.

Helen Geng has over 10 years of experience in senior accounting roles. Ms. Geng serves as Finance Director of PowerTree. Prior to joining PowerTree, she was the head of European Project Finance in ReneSola Ltd., managing financial activities across the UK and solar farm projects. Prior to ReneSola Ltd., she worked as financial controller at the Ivis Group, overseeing the financial activities across the UK, Malaysia and China. Ms. Geng holds a Masters in Science with a Major in Accounting from the Leeds Beckett University in the U.K. and is an accredited certified accountant.

Joep Thomassen has over 20 years of experience in managing team growth and internationalization. He currently serves as Technical Director at PowerTree. Prior to joining PowerTree, Mr. Thomassen was with Leclanché, where he led the Distributed Power Generation business. Before that, he worked at Nedap, NXP and Philips and gained exposure to the semiconductors and energy systems markets. Mr. Thomassen holds a BSc in Computer Sciences from the College of Advanced Technology (HTS) in Ontario, Canada.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Sponsor Securities Purchase Agreement, dated February 9, 2024, by and among the Company, the Sponsor and Purchaser

10.2	Notice of Assignment of Rights Under, and Joinder, dated February 15, 2024, by and among the Company, the Sponsor and the Purchaser, with respect to the Registration Rights Agreement, dated November 2, 2021

10.3	Waiver, dated February 15, 2024, granted by the Company to the Sponsor under the Letter Agreement dated October 28, 2021

10.4	Deferred Underwriting Fee Waiver granted by underwriter of the Company’s initial public offering

10.5	Note Termination Agreement, dated February 15, 2024, by and between the Company and the Sponsor

10.6	Termination of Administrative Support Services Agreement, dated February 15, 2024, by and between the Company and the Sponsor

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACTUS ACQUISITION CORP. 1 LIMITED

By:	/s/ Stephen T. Wills
Name:	Stephen T. Wills
Title:	Chief Financial Officer

Date: February 23, 2024

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